Exhibit 99.1
Alphabet Announces Third Quarter 2024 Results
MOUNTAIN VIEW, Calif. – October 29, 2024 – Alphabet Inc. (NASDAQ: GOOG, GOOGL) today announced financial results for the quarter ended September 30, 2024.
•Consolidated Alphabet revenues in Q3 2024 increased 15%, or 16% in constant currency, year over year to $88.3 billion reflecting strong momentum across the business.
•Google Services revenues increased 13% to $76.5 billion, led by strength across Google Search & other, Google subscriptions, platforms, and devices, and YouTube ads.
•Google Cloud revenues increased 35% to $11.4 billion led by accelerated growth in Google Cloud Platform (GCP) across AI Infrastructure, Generative AI Solutions, and core GCP products.
•Total operating income increased 34% and operating margin percent expanded by 4.5 percentage points to 32%.
•Net income increased 34% and EPS increased 37% to $2.12.
Sundar Pichai, CEO, said: “The momentum across the company is extraordinary. Our commitment to innovation, as well as our long-term focus and investment in AI, are paying off with consumers and partners benefiting from our AI tools.
In Search, our new AI features are expanding what people can search for and how they search for it. In Cloud, our AI solutions are helping drive deeper product adoption with existing customers, attract new customers and win larger deals. And YouTube’s total ads and subscription revenues surpassed $50 billion over the past four quarters for the first time.
We generated strong revenue growth in the quarter, and our ongoing efforts to improve efficiency helped deliver improved margins. I’m looking forward to driving more advances for consumers, customers and creators globally.”
Q3 2024 Financial Highlights (unaudited)
The following table summarizes our consolidated financial results for the quarters ended September 30, 2023 and 2024 (in millions, except for per share information and percentages).

	Quarter Ended September 30,
	2023	2024
Revenues	$76,693	$88,268
Change in revenues year over year	11%	15%
Change in constant currency revenues year over year(1)	11%	16%

Operating income	$21,343	$28,521
Operating margin(2)	28%	32%

Other income (expense), net	$(146)	$3,185

Net income	$19,689	$26,301
Diluted EPS	$1.55	$2.12
(1)    Non-GAAP measure. See the section captioned “Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues” for more details.
(2)    Operating margin percent expanded by 4.5 percentage points year over year. This reflects, when rounding to one decimal place, operating margins of 27.8% and 32.3% for the quarters ended September 30, 2023 and 2024, respectively.

Q3 2024 Supplemental Information (in millions, except for number of employees; unaudited)
Revenues, Traffic Acquisition Costs (TAC), and Number of Employees

	Quarter Ended September 30,
	2023	2024
Google Search & other	$44,026	$49,385
YouTube ads	7,952	8,921
Google Network	7,669	7,548
Google advertising	59,647	65,854
Google subscriptions, platforms, and devices	8,339	10,656
Google Services total	67,986	76,510
Google Cloud	8,411	11,353
Other Bets	297	388
Hedging gains (losses)	(1)	17
Total revenues	$76,693	$88,268

Total TAC	$12,642	$13,719

Number of employees	182,381	181,269

Segment Operating Results
As announced on October 17, 2024, the Gemini app team within Google Services that is developing the direct consumer interface to our Gemini models will join Google DeepMind. We are currently evaluating the potential effect the reorganization will have on our segment operating results.

	Quarter Ended September 30,
	2023	2024
Operating income (loss):
Google Services	$23,937	$30,856
Google Cloud	266	$1,947
Other Bets	(1,194)	$(1,116)
Alphabet-level activities(1)	(1,666)	$(3,166)
Total income from operations	$21,343	$28,521
(1)In addition to the costs included in Alphabet-level activities, hedging gains (losses) related to revenue were $(1) million and $17 million for the three months ended September 30, 2023 and 2024, respectively. For the three months ended September 30, 2023 and 2024, Alphabet-level activities included substantially all of the charges related to employee severance and our office space optimization efforts. During the quarter ended September 30, 2024, we incurred office space charges totaling $607 million.
Additional Information Relating to the Quarter Ended September 30, 2024 (unaudited)
Dividend Program
Dividend payments to stockholders of Class A, Class B, and Class C shares were $1.2 billion, $173 million, and $1.1 billion, respectively, totaling $2.5 billion for the three months ended September 30, 2024. On October 29, 2024, Alphabet announced a cash dividend of $0.20 per share that will be paid on December 16, 2024, to stockholders of record as of December 9, 2024, on each of the company’s Class A, Class B, and Class C shares.

Webcast and Conference Call Information
A live audio webcast of our third quarter 2024 earnings release call will be available on YouTube at https://www.youtube.com/live/wjkf4t8BfLM. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available at http://abc.xyz/investor.
We also provide announcements regarding our financial performance, including SEC filings, investor events, press and earnings releases, and blogs, on our investor relations website (http://abc.xyz/investor).
We also share Google news and product updates on Google’s Keyword blog at https://www.blog.google/, which may be of interest or material to our investors.
Forward-Looking Statements
This press release may contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023 and our most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which are on file with the SEC and are available on our investor relations website at http://abc.xyz/investor and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and may be set forth in other reports and filings we make with the SEC. All information provided in this release and in the attachments is as of October 29, 2024. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: free cash flow; constant currency revenues; and percentage change in constant currency revenues. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, such as our revenues excluding the effect of foreign exchange rate movements and hedging activities, which are recognized at the consolidated level. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.
For more information on these non-GAAP financial measures, please see the sections captioned “Reconciliation from GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow” and “Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues” included at the end of this release.
Contact

Investor relations	Media
investor-relations@abc.xyz	press@abc.xyz

Alphabet Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except par value per share amounts)

	As of December 31, 2023	As of September 30, 2024
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$24,048	$19,959
Marketable securities	86,868	73,271
Total cash, cash equivalents, and marketable securities	110,916	93,230
Accounts receivable, net	47,964	49,104
Other current assets	12,650	15,207
Total current assets	171,530	157,541
Non-marketable securities	31,008	36,177
Deferred income taxes	12,169	15,915
Property and equipment, net	134,345	161,270
Operating lease assets	14,091	13,561
Goodwill	29,198	31,935
Other non-current assets	10,051	13,867
Total assets	$402,392	$430,266
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,493	$7,049
Accrued compensation and benefits	15,140	12,908
Accrued expenses and other current liabilities	46,168	46,585
Accrued revenue share	8,876	9,365
Deferred revenue	4,137	4,896
Total current liabilities	81,814	80,803
Long-term debt	13,253	12,297
Deferred revenue, non-current	911	1,015
Income taxes payable, non-current	8,474	8,219
Deferred income taxes	485	706
Operating lease liabilities	12,460	11,654
Other long-term liabilities	1,616	1,453
Total liabilities	119,013	116,147
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share, 100 shares authorized; no shares issued and outstanding	0	0
Class A, Class B, and Class C stock and additional paid-in capital, $$0.001 par value per share: 300,000 shares authorized (Class A 180,000, Class B 60,000, Class C 60,000); 12,460 (Class A 5,899, Class B 870, Class C 5,691) and 12,264 (Class A 5,844, Class B 865, Class C 5,555) shares issued and outstanding	76,534	82,030
Accumulated other comprehensive income (loss)	(4,402)	(3,228)
Retained earnings	211,247	235,317
Total stockholders’ equity	283,379	314,119
Total liabilities and stockholders’ equity	$402,392	$430,266

Alphabet Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts, unaudited)

	Quarter Ended September 30,		Year to Date September 30,
	2023	2024	2023	2024
Revenues	$76,693	$88,268	$221,084	$253,549
Costs and expenses:
Cost of revenues	33,229	36,474	95,757	105,693
Research and development	11,258	12,447	33,314	36,210
Sales and marketing	6,884	7,227	20,198	20,445
General and administrative	3,979	3,599	11,219	9,783
Total costs and expenses	55,350	59,747	160,488	172,131
Income from operations	21,343	28,521	60,596	81,418
Other income (expense), net	(146)	3,185	709	6,154
Income before income taxes	21,197	31,706	61,305	87,572
Provision for income taxes	1,508	5,405	8,197	13,990
Net income	$19,689	$26,301	$53,108	$73,582

Basic earnings per share	$1.56	$2.14	$4.19	$5.96
Diluted earnings per share	$1.55	$2.12	$4.16	$5.90
Number of shares used in basic earnings per share calculation	12,581	12,290	12,677	12,349
Number of shares used in diluted earnings per share calculation	12,696	12,419	12,761	12,480

Alphabet Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

	Quarter Ended September 30,		Year to Date September 30,
	2023	2024	2023	2024
Operating activities
Net income	$19,689	$26,301	$53,108	$73,582
Adjustments:
Depreciation of property and equipment	3,171	3,985	8,630	11,106
Stock-based compensation expense	5,743	5,846	16,801	16,975
Deferred income taxes	(1,824)	(1,071)	(6,093)	(3,809)
Loss (gain) on debt and equity securities, net	869	(1,981)	1,294	(2,738)
Other	891	1,407	2,665	2,592
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(2,821)	(1,431)	(1,315)	(1,321)
Income taxes, net(1)	1,872	(1,908)	10,392	(2,797)
Other assets	(1,624)	(802)	(2,883)	(2,334)
Accounts payable	223	521	237	(42)
Accrued expenses and other liabilities(2)	3,657	(1,190)	(380)	(6,366)
Accrued revenue share	103	381	(315)	478
Deferred revenue	707	640	690	860
Net cash provided by operating activities	30,656	30,698	82,831	86,186
Investing activities
Purchases of property and equipment	(8,055)	(13,061)	(21,232)	(38,259)
Purchases of marketable securities	(13,833)	(22,023)	(49,422)	(65,034)
Maturities and sales of marketable securities	15,593	23,202	52,642	81,779
Purchases of non-marketable securities	(663)	(1,035)	(2,176)	(3,234)
Maturities and sales of non-marketable securities	562	127	743	732
Acquisitions, net of cash acquired, and purchases of intangible assets	(126)	(2,753)	(466)	(2,840)
Other investing activities	(628)	(2,468)	(985)	(2,500)
Net cash used in investing activities	(7,150)	(18,011)	(20,896)	(29,356)
Financing activities
Net payments related to stock-based award activities	(2,432)	(3,003)	(7,157)	(9,141)
Repurchases of stock	(15,787)	(15,291)	(45,313)	(46,671)
Dividend payments	0	(2,455)	0	(4,921)
Proceeds from issuance of debt, net of costs	1,248	3,819	9,298	8,694
Repayments of debt	(1,414)	(3,449)	(9,621)	(8,951)
Proceeds from sale of interest in consolidated entities, net	3	285	8	293
Net cash used in financing activities	(18,382)	(20,094)	(52,785)	(60,697)
Effect of exchange rate changes on cash and cash equivalents	(351)	141	(327)	(222)
Net increase (decrease) in cash and cash equivalents	4,773	(7,266)	8,823	(4,089)
Cash and cash equivalents at beginning of period	25,929	27,225	21,879	24,048
Cash and cash equivalents at end of period	$30,702	$19,959	$30,702	$19,959
(1)    The three and nine months periods ended September 30, 2023 included the effect of the IRS payment deferral relief made available to taxpayers headquartered in designated counties in California.
(2)    The three and nine months periods ended September 30, 2024 included a cash payment of $3.0 billion for the 2017 EC shopping fine.

Segment Results
The following table presents our segment revenues and operating income (loss) (in millions; unaudited):

	Quarter Ended September 30,
	2023	2024
Revenues:
Google Services	$67,986	$76,510
Google Cloud	8,411	11,353
Other Bets	297	388
Hedging gains (losses)	(1)	17
Total revenues	$76,693	$88,268
Operating income (loss):
Google Services	$23,937	$30,856
Google Cloud	266	$1,947
Other Bets	(1,194)	$(1,116)
Alphabet-level activities	(1,666)	$(3,166)
Total income from operations	$21,343	$28,521
We report our segment results as Google Services, Google Cloud, and Other Bets:
•Google Services includes products and services such as ads, Android, Chrome, devices, Google Maps, Google Play, Search, and YouTube. Google Services generates revenues primarily from advertising; fees received for consumer subscription-based products such as YouTube TV, YouTube Music and Premium, and NFL Sunday Ticket, as well as Google One; the sale of apps and in-app purchases and devices.
•Google Cloud includes infrastructure and platform services, collaboration tools, and other services for enterprise customers. Google Cloud generates revenues primarily from consumption-based fees and subscriptions received for Google Cloud Platform services, Google Workspace communication and collaboration tools, and other enterprise services.
•Other Bets is a combination of multiple operating segments that are not individually material. Revenues from Other Bets are generated primarily from the sale of healthcare-related services and internet services.
Certain costs are not allocated to our segments because they represent Alphabet-level activities. These costs primarily include AI-focused shared R&D activities, including development costs of our general AI models; corporate initiatives such as our philanthropic activities; corporate shared costs such as certain finance, human resource, and legal costs, including certain fines and settlements. Charges associated with employee severance and office space reductions during 2023 and 2024 were also not allocated to our segments. Additionally, hedging gains (losses) related to revenue are not allocated to our segments.

Other Income (Expense), Net
The following table presents our other income (expense), net (in millions; unaudited):

	Quarter Ended September 30,
	2023	2024
Interest income	$1,066	$1,243
Interest expense	(116)	(54)
Foreign currency exchange gain (loss), net	(311)	23
Gain (loss) on debt securities, net	(503)	160
Gain (loss) on equity securities, net(1)	(366)	1,821
Performance fees	179	29
Income (loss) and impairment from equity method investments, net	(215)	(107)
Other	120	70
Other income (expense), net	$(146)	$3,185
(1)Includes all gains and losses, unrealized and realized, on equity securities. For Q3 2024, the net effect of the gain on equity securities of $1.8 billion and the $29 million reversal of previously accrued performance fees related to certain investments increased the provision for income tax, net income, and diluted EPS by $389 million, $1.5 billion, and $0.12, respectively. Fluctuations in the value of our investments may be affected by market dynamics and other factors and could significantly contribute to the volatility of OI&E in future periods.
Reconciliation from GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow (in millions; unaudited):
We provide non-GAAP free cash flow because it is a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in our business and acquisitions, and to strengthen our balance sheet.

Quarter Ended September 30, 2024
Net cash provided by operating activities	$30,698
Less: purchases of property and equipment	(13,061)
Free cash flow	$17,637
Free cash flow: We define free cash flow as net cash provided by operating activities less capital expenditures.

Reconciliation from GAAP Revenues to Non-GAAP Constant Currency Revenues and GAAP Percentage Change in Revenues to Non-GAAP Percentage Change in Constant Currency Revenues (in millions, except percentages; unaudited):
We provide non-GAAP constant currency revenues (“constant currency revenues”) and non-GAAP percentage change in constant currency revenues (“percentage change in constant currency revenues”), because they facilitate the comparison of current results to historic performance by excluding the effect of foreign exchange rate movements (“FX Effect”) as well as hedging activities, which are recognized at the consolidated level, as they are not indicative of our core operating results.
Non-GAAP constant currency revenues is defined as revenues excluding the effect of foreign exchange rate movements and hedging activities and is calculated by translating current period revenues using prior period exchange rates and excluding any hedging effect recognized in the current period. We calculate the percentage change in constant currency revenues by comparing constant currency revenues to the prior year comparable period revenues, excluding any hedging effect recognized in the prior period.
Revenues by Geography
Comparison from the Quarter Ended September 30, 2023 to the Quarter Ended September 30, 2024

			Quarter Ended September 30, 2024
					% Change from Prior Period
	Quarter Ended September 30,		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2023	2024
United States	$36,354	$43,139	$0	$43,139	19%		0%	19%
EMEA	22,661	25,472	(146)	25,618	12%		(1)%	13%
APAC	13,126	14,547	(285)	14,832	11%		(2)%	13%
Other Americas	4,553	5,093	(586)	5,679	12%		(13)%	25%
Revenues, excluding hedging effect	76,694	88,251	(1,017)	89,268	15%		(1)%	16%
Hedging gains (losses)	(1)	17
Total revenues(1)	$76,693	$88,268		$89,268	15%	0%	(1)%	16%
(1)Total constant currency revenues of $89.3 billion for the quarter ended September 30, 2024 increased $12.6 billion compared to $76.7 billion in revenues, excluding hedging effect for the quarter ended September 30, 2023.
Comparison from the Quarter Ended June 30, 2024 to the Quarter Ended September 30, 2024

			Quarter Ended September 30, 2024
					% Change from Prior Period
	Quarter Ended		Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	June 30, 2024	September 30, 2024
United States	$41,196	$43,139	$0	$43,139	5%		0%	5%
EMEA	24,683	25,472	228	25,244	3%		1%	2%
APAC	13,823	14,547	96	14,451	5%		0%	5%
Other Americas	4,938	5,093	(178)	5,271	3%		(4)%	7%
Revenues, excluding hedging effect	84,640	88,251	146	88,105	4%		0%	4%
Hedging gains (losses)	102	17
Total revenues(1)	$84,742	$88,268		$88,105	4%	0%	0%	4%
(1)Total constant currency revenues of $88.1 billion for the quarter ended September 30, 2024 increased $3.5 billion compared to $84.6 billion in revenues, excluding hedging effect for the quarter ended June 30, 2024.

Total Revenues — Prior Year Comparative Periods
Comparison from the Quarter Ended September 30, 2022 to the Quarter Ended September 30, 2023

			Quarter Ended September 30, 2023
	Quarter Ended September 30,				% Change from Prior Period
			Less FX Effect	Constant Currency Revenues	As Reported	Less Hedging Effect	Less FX Effect	Constant Currency Revenues
	2022	2023
Revenues excluding hedging effect	$68,454	$76,694	$427	$76,267	12%		1%	11%
Hedging gains (losses)	$638	$(1)
Total revenues	$69,092	$76,693		$76,267	11%	(1)%	1%	11%